Exhibit 4.3

             COMPANY ORDER AND OFFICERS' CERTIFICATE
                         SERIES B NOTES


                                   ______, 2002

The Bank of New York
101 Barclay Street
New York, NY 10286

Ladies and Gentlemen:

     Pursuant to Article Two of the Indenture, dated as of March 1, 2002 (the "Indenture") between Kansas City Power & Light Company (the "Company") and The Bank of New York, as trustee (the "Trustee"), the Board Resolutions dated February 5, 2002, the resolutions adopted in the meetings of the Board of Directors of the Company on March 7, 2002, and the Company Order dated March 13, 2002 (the "Prior Company Order"), a copy of which certified by the Secretary is being delivered herewith under Section 2.01 of the Indenture:

1. The Company's $225,000,000 aggregate principal amount of 6.00% Senior Notes due 2007, Series A (the "Series A Notes"), and $225,000,000 aggregate principal amount of 6.00% Senior Notes due 2007, Series B (the "Series B Notes, and, together with the Series A Notes, the "Notes"), were established pursuant to the Indenture and Prior Company Order.

2. Paragraph 2.q. of the Prior Company Order provides, among other things, that upon consummation of the Registered Exchange Offer (as defined in the Prior Company Order), the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.01 of the Indenture, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Registered Exchange Offer. The Prior Company Order provided that the Global Note representing the Series B Notes be substantially in the form appended to the Prior Company Order, which form for the Series B Notes is appended hereto as Exhibit A.

3. You are hereby requested to authenticate $________ aggregate principal amount of Series B Notes, executed by the Company and delivered to you concurrently with this Company Order and Officers' Certificate, in the matter provided by the Indenture.

4. You are hereby requested to hold the Notes as custodian for DTC in accordance with the Letter of Representations dated
     ______ __, 2002, from the Company and the Trustee to DTC.

5.   Concurrently with this Company Order and Officers'
     Certificate, an Opinion of Counsel under Sections 2.01 and
     15.06 of the Indenture is being delivered to you.

6. The undersigned, Bernard J. Beaudoin, and Andrea F. Bielsker, the Chairman of the Board, President and Chief Executive Officer and the Vice President - Finance, Chief Financial Officer and Treasurer, respectively, of the Company do hereby certify that:

     a. we have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officers' Certificate, and the definitions in the Indenture relating thereto;

     b. we have read the Board Resolutions of the Company and the Opinion of Counsel referred to above;

     c. we have conferred with other officers of the Company who have examined such records of the Company and have made such other investigation as we deemed relevant for purposes of this certificate;

     d. in our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such conditions have been complied with; and

     e. on the basis of the foregoing, we are of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee as requested herein have been complied with.

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Kindly acknowledge receipt of this Company Order and Officers'
Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto.


                         Sincerely,

                              KANSAS CITY POWER & LIGHT COMPANY

                              __________________________________
                              Bernard J. Beaudoin
                              Chairman of the Board, President
                              and Chief Executive Officer


                              __________________________________
                              Andrea F. Bielsker
                              Vice President - Finance, Chief
                              Financial Officer and Treasurer


Acknowledged by Trustee:


By:  _____________________
     Authorized Signatory

                            Exhibit A

                         [FORM OF NOTE]


THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE COMPANY ORDER OF MARCH 13, 2002, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


     REGISTERED                              REGISTERED

                KANSAS CITY POWER & LIGHT COMPANY
              6.00% Senior Notes due 2007, Series B


No. _______________              Principal Sum:  $_______________*

Registered Holder: Cede & Co.           CUSIP No. 485134 BE 9

KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to the registered holder named above or registered assigns, on the maturity date stated above, the principal sum stated above and to pay interest thereon from March 13, 2002, or from the most recent interest payment date to which interest has been duly paid or provided for, initially on September 15, 2002, and thereafter semi-annually on March 15 and September 15 of each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any interest payment date will be paid to the person in whose name this Security is

_______________________________

* Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount evidenced by this Certificate.

registered at the close of business on the March 1 or September 1, as the case may be, immediately preceding that interest payment date, except as otherwise provided in the Indenture.

     The principal and interest payments on the Security will be made by the Company to DTC for disbursement to the registered holder named above. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 1, 2002 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the holders of the Securities, and the terms on which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $225,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

     If an Event of Default (as defined in the Indenture) shall have occurred and be continuing with respect to the Securities, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with such effect and subject to the conditions provided in the Indenture. Any such declaration may be rescinded by holders of a majority in principal amount of the outstanding Securities if all Events of Default with respect to the Securities (other than the non-payment of principal of the Securities which shall have become due by such declaration) shall have been remedied.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to the Indenture or to any supplemental indenture with respect to the Securities, or modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or reduce the principal amount thereof, or reduce the rate thereon, or make the principal thereof, or interest thereon, payable in any coin or currency other than that in the Securities provided, without the consent of each holder of the Securities so affected, or (ii) reduce the aforesaid principal amount of the Securities, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all Securities then outstanding.

     This Security is issuable as registered Security only, in the denomination of $1,000 and any integral multiples of $1,000 approved by the Company, such approval to be evidenced by the execution thereof.

     As provided in the Indenture and Company Orders of March 13, 2002, and _____, 2002, and subject to certain limitations therein set forth, this Security is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose, but only in the matter, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Security. Upon any registration of transfer, a new registered Security or Securities, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefore.

     The Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notations of ownership or other writing hereof made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as party of the consideration for the issue hereof, expressly waived and released.

     In addition to the rights provided to holders of this Security under the Indenture, holders shall have all the rights set forth in that certain Registration Rights Agreement, dated March 13, 2002, among the Company and the Initial Purchasers, including without limitation and among other rights therein specified, that this Security and all 6.00% Senior Notes due 2007, Series A, from time to time issued and outstanding under the Indenture (collectively, the "Securities") will vote and consent together on all matters as one class and none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.

     This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed by the manual or facsimile signatures of a Vice President - Finance, Chief Financial Officer and the Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.


                             KANSAS CITY POWER & LIGHT COMPANY

                             By:  _____________________________
                             Andrea F. Bielsker
(SEAL)                       Vice President - Finance, Chief
                             Financial Officer and Treasurer


Attest:

________________________
Name:
Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein issued under the Indenture described herein.


                           THE BANK OF NEW YORK,
                           as Trustee


                           _____________________________
                           Authorized Signatory


Dated as of _____________________.

                                                       SCHEDULE A


                     SCHEDULE OF ADJUSTMENTS


     The initial aggregate principal amount evidenced by the Certificate to which this Schedule is attached is $________________. The notations on the following table evidence decreases and increases in the aggregate principal amount evidenced by such Certificate.

                                    Aggregate
                                    Principal
                  Decrease in       Amount of
                   Aggregate       Securities      Notation by
    Date of        Principal     Remaining After     Security
  Adjustment        Amount        Such Decrease     Registrar
  -----------     -----------     -------------    -----------